2014 Form 10-K Submission

Exhibit 10.35

Loan No. RX0024T6B

SECOND AMENDMENT TO

PROMISSORY NOTE AND SUPPLEMENT

(Revolving Term Loan Supplement)

THIS SECOND AMENDMENT TO PROMISSORY NOTE AND SUPPLEMENT (this "Amendment"), is entered into as of October 15, 2014, between TIDEWATER UTILITIES, INC., a Delaware corporation (the "Company"), and CoBANK, ACB, a federally chartered instrumentality of the United States ("CoBank").

BACKGROUND

The Company and CoBank are parties to a Promissory Note and Supplement (Revolving Term Loan Supplement) dated as of March 19, 2009, and number RX0024T6, as amended by a First Amendment to Promissory Note and Supplement dated as of August 31, 2011 (collectively, the “Supplement”). The parties now desire to amend the Supplement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.          Defined Terms. All capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Supplement or in the “MLA” (as defined in the Supplement).

SECTION 2.          Amendments.

(A)                  Term. Section 3 of the Supplement is hereby amended and restated to read as follows:

Term. The term of the Commitment shall be from the date hereof, up to and including November 30, 2017, or such later date as CoBank may, in its sole discretion, authorize in writing.

(B)                  LIBOR. Section 5(A)(3) of the Supplement is hereby amended and restated to read as follows:

(3)           LIBOR Option. At a fixed rate per annum equal to "LIBOR" (as hereinafter defined) plus 1.25% per annum (the “LIBOR Option”). Under this option: (1) rates may be fixed for "Interest Periods" (as hereinafter defined) of 1, 2, 3, or 6 months, as selected by the Company; (2) rates may be fixed on balances of $100,000 or multiples thereof; (3) the maximum number of balances that may be subject to this option at any one time shall be five (5); (4) rates may only be fixed on a "Banking Day" (as hereinafter defined) on 3 Banking Days’ prior notice; and (5) rates may not be fixed for Interest Periods expiring on or after the second anniversary of the date hereof, at which time this

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2014 Form 10-K Submission

Exhibit 10.35

option shall cease to be in effect. For purposes hereof: (a) "LIBOR" shall mean the rate (rounded upward to the nearest sixteenth of a percentage point and adjusted for reserves required on “Eurocurrency Liabilities” (as hereinafter defined) for banks subject to “FRB Regulation D” (as hereinafter defined) or required by any other federal law or regulation) quoted by the ICE Benchmark Administration (“ICE”) at 11:00 a.m. London time 2 Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company, as published by Bloomberg or another major information vendor listed on ICE’S official website; (b) "Banking Day" shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) "Interest Period" shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2, 3, or 6 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” shall have the meaning as set forth in FRB Regulation D; and (e) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

SECTION 3.           Representations and Warranties. To induce CoBank to enter into this Amendment, the Company represents and warrants that: (A) except for such as have been obtained, are in full force and effect, and are not subject to appeal, no consent, permission, authorization, order or license of any governmental authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected, is necessary in connection with the execution, delivery, performance or enforcement of this Amendment; (B) the Company is in compliance with all of the terms of the Loan Documents, and no Default or Event of Default exists; and (C) this Amendment has been duly authorized, executed and delivered by the Company, and creates legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally. Without limiting (B) above, the Company represents and warrants that it is in compliance with all notice provisions of the Loan Documents, including, without limitation, the requirement to notify CoBank of the commencement of material litigation and of certain environmental matters.

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2014 Form 10-K Submission

Exhibit 10.35

SECTION 4.           Confirmation. Except as amended hereby, the Supplement shall remain in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		TIDEWATER UTILITIES, INC.

By:	/s/Shannon Davoren	By:	/s/A. Bruce O’Connor

Title:	Assistant Corporate Secretary	Title:	Treasurer

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